UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

CARRIAGE HOUSE EVENT CENTER, INC.
(Exact Name of Registrant as Specified in Its Charter)

Colorado	27-2950800
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

558 Castle Pines Parkway B-4
Suite140
Castle Pines, Colorado 80108

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

     If this form relates to the registration of a class of securities concurrently with a Regulation A offering, please check the following box. [   ]

Securities Act registration statement file number to which this form relates (if applicable): 333-236117 Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

The description of securities contained in Carriage House Event Center, Inc. Corporation's Registration Statement on Form S-1 filed January 1, 2020, as amended and supplemented (File No. 333-236117), is incorporated by reference into this registration statement.

Item 2.	Exhibits.

Exhibit	Item
3.1	Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s registration statement on Form S-1 as filed on January 1, 2020 , and incorporated by reference herein)
3.2	By-Laws (filed as Exhibit 3.2 to the Company’s registration statement on Form S-1 as filed on January 1, 2020, and incorporated by reference herein)

SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 25, 2022

CARRIAGE HOUSE EVENT CENTER, INC.

By:	/s/ A. Terry Ray
	Name:	A. Terry Ray
	Title:	President